SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 21, 2008

                             Oritani Financial Corp.
                             -----------------------
             (Exact name of registrant as specified in its charter)

       United States                    001-33223                 22-3617996
----------------------------      ---------------------      -------------------
(State or other jurisdiction      (Commission File No.)      (IRS Employer
of incorporation)                                            Identification No.)



370 Pascack Road, Township of Washington                           07676
----------------------------------------                     -------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (201) 664-5400


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01.  Other Events.

     On November 21, 2008, the Company's Board of Directors announced the authorization of a stock repurchase program pursuant to which the Company intends to repurchase up to 10% of its outstanding shares of common stock (excluding shares held by Oritani Financial Corp., MHC), or 1,061,098 shares. The authorization of this stock repurchase program follows the completion of the Company's second repurchase program that was previously announced in June 2008 and closed on November 10, 2008, pursuant to which the Company repurchased 1,116,300 shares, representing approximately 9.5% of its outstanding publicly held shares.

     A copy of the press release dated November 21, 2008, giving details associated with the stock repurchase program and the results of the Company's Annual Meeting is attached as Exhibit 99 to this report.


Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.        Not Applicable.

(b) Pro Forma Financial Information.                    Not Applicable.

(c) Shell Company Transactions.                         Not Applicable.

(d) Exhibits.                                           None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                               ORITANI FINANCIAL CORP.


DATE:  November 25, 2008                       By:  /s/ John M. Fields, Jr.
                                                    ----------------------------
                                                    John M. Fields, Jr.
                                                    Executive Vice President and
                                                    Chief Financial Officer